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EXHIBIT 99.3


INGEN TECHNOLOGIES, INC.
35193 Avenue A, Suite C
Yucaipa California 92399

                      RESOLUTION OF THE BOARD OF DIRECTORS
                                       OF
                            INGEN TECHNOLOGIES, INC.

The undersigned, being members of the Board of Directors of Ingen Technologies, Inc., a Georgia Corporation, do hereby declare and state that they consent to and hereby adopt the following resolutions and/or the following actions:

RESOLVED: Pursuant to the Convertible Notes Payable and Derivative Liabilities:
The Company accounts for convertible notes payable and warrants in accordance with Statement of Financial Accounting Standards (SFAS) No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES." This standard requires the conversion feature of convertible debt be separated from the host contract and presented as a derivative instrument if certain conditions are met. Emerging Issue Task Force (EITF) 00-19, "ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS INDEXED TO AND POTENTIALLY SETTLED IN A COMPANY'S OWN STOCK" and EITF 05-2, "THE MEANING OF "CONVENTIONAL CONVERTIBLE DEBT INSTRUMENT" IN ISSUE NO. 00-19" were also analyzed to determine whether the debt instrument is to be considered a conventional convertible debt instrument and classified in stockholders' equity. The convertible notes payable issued on June 6, 2006, July 27, 2006, August 30, 2006, January 24, 2007, March 15, 2007, April 15, 2007, May 15, 2007, June 15,
2007 and July 31, 2007[A3] were evaluated and determined not conventional convertible and, therefore, because of certain terms and provisions including liquidating damages under the associated registration rights agreement the embedded conversion option was bifurcated and has been accounted for as a derivative liability instrument. The stock warrants issued in conjunction with the convertible notes payable were also evaluated and determined to be a derivative instrument and, therefore, classified as a liability on the balance sheet. The accounting guidance also requires that the conversion feature and warrants be recorded at fair value for each reporting period with changes in fair value recorded in the consolidated statements of operations.

One certificate for 24,250 Common Shares in the name of AJW Partners, LLC. One certificate for 3,250 Common Shares in the name of New Millennium Capital Partners II, LLC.One certificate for 147,500 Common Shares in the name of AJW Offshore, Ltd. One certificate for 75,000 Common Shares in the name of AJW Manager, LLC.

                Mail To:        Pension Financial Services
                                FBO AJW Qualified Partners, LLC
                                1044 Northern Blvd., Suite 302
                                Roslyn, NY  11576

The Board of Directors shall indemnify and hold harmless, Jack Donnelly individually and Executive Registrar and Transfer, Inc., located at 3615 S. Huron Street, Suite 104, Englewood, CO 80110, for any liability arising from this action.

I certify that the Corporation is duly organized and existing and has the power to take action called for by the above Resolution dated February 15, 2008.

        /s/ Scott R. Sand                          02/15/2008
        ----------------------------------      ----------------
        Scott R. Sand, CEO & Chairman                 Date



        /s/ Thomas J. Neavitt                      02/15/2008
        ----------------------------------      ----------------
        Thomas J. Neavitt, Secretary                  Date


Cc:     Mr. Jack Donnelly
        Executive Registrar and Transfer, Inc.
        3615 S. Huron Street, Suite 104
        Englewood, CO 80110